Exhibit 99.1

Innovative Industrial Properties Reports Third Quarter 2019 Results

Acquisitions Drive 201% Q3 Rental Revenue, 314% Q3 Net Income and 270% Q3 AFFO Growth Year-over-Year

SAN DIEGO, CA – November 6, 2019 – Innovative Industrial Properties, Inc. (IIP), the first and only real estate company on the New York Stock Exchange (NYSE: IIPR) focused on the regulated U.S. cannabis industry, announced today results for the quarter ended September 30, 2019.

Third Quarter 2019 Highlights

Financial Results and Financing Activity

•	IIP generated rental revenues of approximately $11.2 million in the quarter, representing a 201% increase from the prior year’s third quarter.
•	IIP recorded net income available to common stockholders of approximately $6.2 million for the quarter, or $0.55 per diluted share, and adjusted funds from operations (AFFO) of approximately $9.5 million, or $0.86 per diluted share. Net income available to common stockholders and AFFO increased by 314% and 270% from the prior year’s third quarter, respectively.
•	IIP paid a quarterly dividend of $0.78 per share on October 15, 2019 to common stockholders of record as of September 30, 2019, representing a 30% increase from IIP’s second quarter 2019 dividend and an approximately 123% increase over the third quarter 2018’s dividend.
•	In July, IIP completed an underwritten public offering of 1,495,000 shares of common stock, including the exercise in full of the underwriters’ option to purchase an additional 195,000 shares, resulting in net proceeds of approximately $180.1 million.
•	In September and October, IIP issued shares of common stock for net proceeds of approximately $46.9 million under an “at-the-market” equity offering program.

Key Hires

•	IIP hired Tracie Hager as Vice President, Asset Management, bringing nearly 30 years of senior management experience in institutional commercial property management.
•	IIP hired Kelly Spicher as Senior Real Estate Counsel, a commercial real estate transactional attorney with over 16 years of big law firm experience representing institutional clients on complex real estate transactions.

Investments

•	In July, IIP acquired a 145,000 square foot industrial property in Michigan and entered into a long-term triple-net lease with a subsidiary of Ascend Wellness Holdings, LLC (AWH), which intends to operate the facility for medical-use cannabis cultivation and processing upon completion of redevelopment, with IIP’s total investment in the acquisition and redevelopment of the property expected to be approximately $19.8 million (excluding transaction costs).
•	In July, IIP acquired a 43,000 square foot industrial property in Nevada and entered into a long-term triple-net lease with a subsidiary of MJardin Group, Inc. (MJardin) for continued use as a regulated cannabis cultivation and processing facility, with IIP’s total investment in the acquisition and redevelopment of the property expected to be $9.6 million (excluding transaction costs).
•	In July, IIP acquired a 35,000 square foot industrial property in California and entered into a long-term triple-net lease with DionyMed Brands, Inc. (DYME) for continued use as a regulated cannabis cultivation and processing facility and dispensary, with IIP’s total investment in the acquisition and redevelopment of the property expected to be $15.0 million (excluding transaction costs).
•	In July, IIP acquired a 150,000 square foot industrial property in Massachusetts and entered into a long-term triple-net lease with a subsidiary of Trulieve Cannabis Corp. (Trulieve), which intends to operate the facility for regulated cannabis cultivation and processing upon completion of redevelopment, with an initial purchase price of $3.5 million (excluding transaction costs) and an additional commitment by IIP to fund up to $40.0 million for redevelopment of the property, which funding is subject to reduction at Trulieve’s option within the first six months of the lease term.

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•	In August, IIP acquired a property in Pennsylvania and entered into a long-term triple-net lease with a subsidiary of PharmaCann LLC (PharmaCann) for two industrial and greenhouse facilities that are expected to comprise a total of 54,000 square feet upon completion of development, with IIP's total investment in the acquisition and development of the property expected to be $26.0 million (excluding transaction costs), which excludes up to an additional $4.0 million which may be requested by PharmaCann within nine months following closing.
•	In September, IIP amended its lease with AWH at one of its Illinois properties to provide an additional $8.0 million for tenant improvements at the property, which resulted in a corresponding adjustment to base rent.
•	In September, IIP amended its lease with Holistic Industries, Inc. (Holistic) at one of its Massachusetts properties to provide up to $2.0 million for tenant improvements at the property, which may be requested by Holistic until March 31, 2020, which funding will result in a corresponding adjustment to base rent.
•	In September, IIP completed the acquisition of a four-property portfolio in southern California for a $17.3 million total purchase price (excluding transaction costs), comprising approximately 79,000 square feet of industrial space in the aggregate, and entered into long-term leases with subsidiaries of Medical Investor Holdings LLC (Vertical) for continued operation as licensed cannabis cultivation, extraction, manufacturing and distribution facilities.
•	In September, IIP amended its lease with PharmaCann at one of its Massachusetts properties to provide an additional $8.0 million for tenant improvements at the property, which resulted in a corresponding adjustment to base rent.
•	In September, IIP completed the acquisition of a 2,000 square foot dispensary location in Arizona for a total investment of $2.5 million (excluding transaction costs), including reimbursement for certain development costs, and entered into a long-term lease with a subsidiary of The Pharm, LLC (The Pharm) for operation as a licensed dispensary upon completion of development.
•	In September, IIP amended its lease with a subsidiary of Vireo Health, Inc. (Vireo) at its Minnesota property to provide an additional $2.6 million for tenant improvements at the property, which resulted in a corresponding adjustment to base rent.
•	Subsequent to quarter end, in October, IIP acquired a 156,000 square foot industrial property in Michigan and entered into a long-term triple-net lease with a licensee of LivWell Holdings, Inc. (LivWell), which intends to operate the facility for regulated cannabis cultivation and processing upon completion of redevelopment, with IIP’s total investment in the acquisition and redevelopment of the property expected to be approximately $42.0 million (excluding transaction costs).
•	Subsequent to quarter end, in October, IIP acquired two properties in Illinois comprising a total of 90,000 square feet of industrial space and entered into a long-term triple-net lease with a subsidiary of Cresco Labs Inc. (Cresco), for continued operation as regulated cannabis cultivation and processing facilities, and pursuant to which IIP has agreed to provide reimbursement for certain tenant improvements, with IIP’s total investment in the acquisition and tenant improvements at the properties expected to be $46.6 million in the aggregate (excluding transaction costs).
•	Subsequent to quarter end, in October, IIP completed the acquisition of a property in Florida for $17.0 million (excluding transaction costs), comprising approximately 120,000 square feet of industrial space, and entered into a long-term with a subsidiary of Trulieve for continued operation as a licensed cannabis cultivation facility.
•	Subsequent to quarter end, in October, IIP acquired a 48,000 square foot industrial property in Illinois and entered into a long-term triple-net lease with PharmaCann, for continued operation as a regulated cannabis cultivation and processing facility, and pursuant to which IIP has agreed to provide reimbursement for certain tenant improvements, including an 18,000 square foot planned expansion, with IIP’s total investment in the acquisition and tenant improvements at the property expected to be $25.0 million in the aggregate (excluding transaction costs).

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•	Subsequent to quarter end, in October, IIP acquired a 70,000 square foot industrial property in Illinois and entered into a long-term triple-net lease with a subsidiary of GR Companies Inc. (Grassroots), for continued operation as a regulated cannabis cultivation and processing facility, and pursuant to which IIP agreed to provide reimbursement for certain tenant improvements, including a 50,000 square foot planned expansion, with IIP’s total investment in the acquisition and tenant improvements at the property expected to be approximately $28.2 million in the aggregate (excluding transaction costs).
•	Subsequent to quarter end, in October and November, IIP completed the acquisitions and leases of four dispensary locations in Michigan for a total investment of approximately $9.0 million (excluding transaction costs), including reimbursement for certain tenant improvements, and entered into long-term leases with Green Peak Industries, LLC (GPI) for operation as licensed dispensaries.

Portfolio Update

Since January 1, 2019, IIP has acquired 30 properties in nine states. IIP entered into new tenant relationships with Cresco, DYME, EGP, Grassroots, Green Leaf, LivWell, Maitri, MJardin, Trulieve, Vertical and two other licensed operators in California, while expanding its tenant relationships with AWH, GPI, Holistic, PharmaCann, The Pharm and Vireo as each company continues to execute on its growth initiatives.

As of November 6, 2019, IIP owned 41 properties located in Arizona, California, Colorado, Florida, Illinois, Maryland, Massachusetts, Michigan, Minnesota, New York, Nevada, Ohio and Pennsylvania, totaling approximately 2.8 million rentable square feet (including approximately 903,000 rentable square feet under development/redevelopment), which were 100% leased with a weighted-average remaining lease term of approximately 15.5 years. As of November 6, 2019, IIP had invested approximately $410.2 million in the aggregate (excluding transaction costs) and had committed an additional approximately $138.9 million to reimburse certain tenants and sellers for completion of construction and tenant improvements at IIP’s properties. IIP’s average current yield on invested capital is approximately 13.8% for these 41 properties, calculated as (a) the sum of the current base rents (after the expiration of applicable base rent abatement or deferral periods), supplemental rent (with respect to the lease with PharmaCann at one of IIP’s New York properties) and property management fees, divided by (b) IIP’s aggregate investment in these properties (excluding transaction costs and including aggregate potential development/redevelopment funding and tenant reimbursements of approximately $138.9 million).

These statistics do not include up to $17.7 million that may be funded in the future pursuant to IIP’s lease with Grassroots at one of IIP’s Illinois properties, $40.0 million that may be funded in the future pursuant to IIP’s lease with Trulieve at one of IIP’s Massachusetts properties, the additional $4.0 million which may be requested by PharmaCann at one of IIP’s Pennsylvania properties or $2.0 million that may be funded in the future pursuant to IIP’s lease with Holistic at one of IIP’s Massachusetts properties, as the tenants at those properties may not elect to have IIP disburse those funds to them and pay IIP the corresponding base rent on those funds.

Financing Activity

In July 2019, IIP completed an underwritten public offering of 1,495,000 shares of common stock, including the exercise in full of the underwriters’ option to purchase an additional 195,000 shares, resulting in net proceeds of approximately $180.1 million.

In September 2019, IIP entered into equity distribution agreements with three sales agents, pursuant to which IIP may offer and sell from time to time through an “at-the-market” offering program up to $250 million in shares of its common stock. In September and October, IIP sold shares of its common stock for net proceeds of approximately $46.9 million under this program.

IIP expects to use the proceeds from these offerings to invest in specialized industrial real estate assets that support the regulated cannabis cultivation and processing industry and for general corporate purposes.

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Financial Results

IIP generated rental revenues of approximately $11.2 million and $26.1 million for the three and nine months ended September 30, 2019, respectively, and rental revenues of approximately $3.7 million and $9.6 million for the three and nine months ended September 30, 2018, respectively. The increase for both periods was driven primarily by the acquisition and leasing of new properties, additional tenant improvement allowances provided to tenants at certain properties that resulted in base rent adjustments, and contractual rental escalations at certain properties.

For the three months ended September 30, 2019, IIP recorded net income and net income per diluted share of approximately $6.2 million and $0.55, respectively; funds from operations (FFO) and FFO per diluted share of approximately $8.4 million and $0.76, respectively; and AFFO and AFFO per diluted share of approximately $9.5 million and $0.86, respectively. For the three months ended September 30, 2019, AFFO and AFFO per diluted share increased by approximately 270% and 126% from the prior year period, respectively.

For the nine months ended September 30, 2019, IIP recorded net income and net income per diluted share of approximately $12.6 million and $1.20, respectively; FFO and FFO per diluted share of approximately $17.6 million and $1.72, respectively; and AFFO and AFFO per diluted share of approximately $20.6 million and $2.02, respectively. For the nine months ended September 30, 2019, AFFO and AFFO per diluted share increased by approximately 238% and 117% from the prior year period, respectively.

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Thursday, November 7, 2019 to discuss IIP’s financial results and operations for the third quarter ended September 30, 2019.  The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1-877-328-5514 (domestic) or 1-412-902-6764 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on IIP’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Thursday, November 7, 2019 until 12:00 p.m. Pacific Time on Thursday, November 14, 2019, by calling 1-877-344-7529 (domestic), 855-669-9658 (Canada) or 1-412-317-0088 (international) and using access code 10136465.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized properties leased to experienced, state-licensed operators for their regulated medical-use cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a real estate investment trust, commencing with the year ended December 31, 2017. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

	September 30, 2019	December 31, 2018
Assets
Real estate, at cost:
Land	$37,959	$20,475
Buildings and improvements	231,252	109,425
Tenant improvements	43,397	14,732
Construction in progress	―	6,298
Total real estate, at cost	312,608	150,930
Less accumulated depreciation	(8,625)	(3,571)
Net real estate held for investment	303,983	147,359
Cash and cash equivalents	99,917	13,050
Restricted cash	9,354	―
Short-term investments, net	208,828	120,443
Other assets, net	1,068	614
Total assets	$623,150	$281,466
Liabilities and stockholders' equity
Exchangeable senior notes, net	$134,158	$―
Tenant improvements and construction funding payable	12,700	2,433
Accounts payable and accrued expenses	1,044	1,968
Dividends payable	9,204	3,759
Offering cost liability	62	―
Rent received in advance and tenant security deposits	16,199	9,014
Total liabilities	173,367	17,174
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, $15,000 liquidation preference ($25.00 per share), 600,000 shares issued and outstanding at September 30, 2019 and December 31, 2018	14,009	14,009
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 11,367,828 and 9,775,800 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	11	10
Additional paid-in capital	452,634	260,540
Dividends in excess of earnings	(16,871)	(10,267)
Total stockholders' equity	449,783	264,292
Total liabilities and stockholders' equity	$623,150	$281,466

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Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF INCOME

For the Three and Nine Months Ended September 30, 2019 and 2018

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Rental	$11,198	$3,716	$26,054	$9,639
Tenant reimbursements	357	210	941	365
Total revenues	11,555	3,926	26,995	10,004
Expenses:
Property expenses	357	210	941	365
General and administrative expense	2,156	1,442	6,667	4,393
Depreciation expense	2,221	703	5,054	1,715
Total expenses	4,734	2,355	12,662	6,473
Income from operations	6,821	1,571	14,333	3,531
Interest and other income	1,537	261	3,702	788
Interest expense	(1,838)	―	(4,462)	―
Net income	6,520	1,832	13,573	4,319
Preferred stock dividend	(338)	(338)	(1,014)	(1,014)
Net income attributable to common stockholders	$6,182	$1,494	$12,559	$3,305
Net income attributable to common stockholders per share:
Basic	$0.56	$0.22	$1.22	$0.50
Diluted	$0.55	$0.21	$1.20	$0.49
Weighted average shares outstanding:
Basic	10,918,477	6,636,638	10,088,036	6,388,058
Diluted	11,057,697	6,785,800	10,225,574	6,534,300

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Innovative Industrial Properties, Inc.

Condensed Consolidated FFO AND AFFO

For the Three and Nine Months Ended September 30, 2019 and 2018

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to common stockholders	$6,182	$1,494	$12,559	$3,305
Real estate depreciation	2,221	703	5,054	1,715
FFO available to common stockholders	8,403	2,197	17,613	5,020
Stock-based compensation	655	386	1,841	1,079
Non-cash interest expense	489	—	1,181	—
AFFO available to common stockholders	$9,547	$2,583	$20,635	$6,099
FFO per share — basic	$0.77	$0.33	$1.75	$0.79
FFO per share — diluted	$0.76	$0.32	$1.72	$0.77
AFFO per share — basic	$0.87	$0.39	$2.05	$0.95
AFFO per share — diluted	$0.86	$0.38	$2.02	$0.93
Weighted average shares outstanding — basic	10,918,477	6,636,638	10,088,036	6,388,058
Weighted average shares outstanding — diluted	11,057,697	6,785,800	10,225,574	6,534,300

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, plus depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.”

Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be important supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP’s properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adding to FFO certain non-cash and infrequent or unpredictable expenses which may impact comparability, consisting of non-cash stock-based compensation expense and non-cash interest expense.

IIP’s computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

Company Contact:

Catherine Hastings

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332

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